UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2008 (April 30, 2008)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 30, 2008, Calumet Lubricants Co., Limited Partnership (“Calumet”), a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into a Crude Oil Supply Agreement (the “Agreement”) with Legacy Resources Co., L.P. (“Legacy”). Under the Agreement, Legacy will supply the Partnership’s Princeton refinery with all of its crude oil requirements on a just in time basis utilizing a market-based pricing mechanism. The Agreement is effective as of May 1, 2008 and will continue to be in effect until terminated by either party by written notice, such notice not to be given until on or after March 31, 2009. Such written termination notice on or after March 31, 2009 will begin a wind up period which generally lasts 90 days, upon which termination is effective. The terms of the Agreement provide for Legacy to have exclusive rights to store crude oil in various storage tanks owned and under the control of Calumet which are located at or in close proximity to the Princeton refinery. Title and risk of loss of the crude oil will pass from Legacy to Calumet as crude oil is transferred out of such crude oil storage tanks at the Princeton refinery. Calumet will provide Legacy with a nonbinding indication of need for crude oil on a monthly basis to provide Legacy with guidance for purposes of seeking out and procuring the crude oil from other crude oil suppliers for resale to Calumet. The crude oil must meet certain specifications as outlined in the Agreement. Based on historical usage, the estimated volume of crude oil to be sold by Legacy and purchased by Calumet is approximately 7,000 barrels per day.
Because Legacy is owned in part by The Heritage Group, an affiliate of our general partner, and our chief executive officer and president, F. William Grube, the terms of the Agreement were reviewed by the Partnership’s conflicts committee, which consists entirely of independent directors. The conflicts committee approved the Agreement after determining that the terms of the Agreement are fair and reasonable to the Partnership.
The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Crude Oil Supply Agreement, dated April 30, 2008, between Calumet Lubricants Co., Limited Partnership and Legacy Resources Co., L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

May 6, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Crude Oil Supply Agreement, dated April 30, 2008, between Calumet Lubricants Co., Limited Partnership and Legacy Resources Co., L.P.